EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Global Crossings Airlines Group, Inc. (the “Company”) on Form S-1 to be filed on July 15, 2021 of our report dated March 19, 2021 and July 15, 2021, with respect to our audit of the financial statements of Global Crossing Airlines Group, Inc. as of December 31, 2020 and 2019, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

July 15, 2021